EX-99.h(i)    ta-explmtagmt_attacha.htm
EXPENSE LIMITATION AGREEMENT

Attachment A

Expense Limitations

The transfer agency fees and expenses of the Institutional Class shares and the Advisor Class shares, respectively, of each Fund set forth below shall be limited, pursuant to this Agreement, to no more than 0.05% and 0.20%, respectively (as a percent of average daily net assets attributable to each stated class).

Fund	Expense Limitation Period Ends

First Investors Equity Funds:
Total Return Fund	January 31, 2015
Equity Income Fund	January 31, 2015
Growth & Income Fund	January 31, 2015
Global Fund	January 31, 2015
Select Growth Fund	January 31, 2015
Opportunity Fund	January 31, 2015
Special Situations Fund	January 31, 2015
International Fund	January 31, 2015

First Investors Income Funds:
Cash Management Fund (Institutional Class only)	January 31, 2015
Government Fund	January 31, 2015
Investment Grade Fund	January 31, 2015
Fund For Income	January 31, 2015
International Opportunities Bond Fund	January 31, 2015
Strategic Income Fund (Advisor Class only)	January 31, 2015
Floating Rate Fund	January 31, 2015

First Investors Tax Exempt Funds:
Tax Exempt Income Fund	May 1, 2014
Tax Exempt Opportunities Fund	May 1, 2014
California Tax Exempt Fund	May 1, 2014
Connecticut Tax Exempt Fund	May 1, 2014
Massachusetts Tax Exempt Fund	May 1, 2014
Michigan Tax Exempt Fund	May 1, 2014
Minnesota Tax Exempt Fund	May 1, 2014
New Jersey Tax Exempt Fund	May 1, 2014
New York Tax Exempt Fund	May 1, 2014
North Carolina Tax Exempt Fund	May 1, 2014
Ohio Tax Exempt Fund	May 1, 2014
Oregon Tax Exempt Fund	May 1, 2014
Pennsylvania Tax Exempt Fund	May 1, 2014
Virginia Tax Exempt Fund	May 1, 2014

Schedule A  amended: January 28, 2014

FIRST INVESTORS INCOME FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

FIRST INVESTORS EQUITY FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

FIRST INVESTORS TAX EXEMPT FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

ADMINISTRATIVE DATA MANAGEMENT CORP.

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President